 Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of February 7th, 2011 by and between Bullion Monarch Mining, Inc., a Utah corporation (“Buyer”), and the shareholder of Dourave Mining and Exploration Inc. (“Dourave”) identified on the signature page hereto (“Seller”).

RECITALS

A.

Seller owns the number of common shares of Dourave set forth below Seller’s name on the signature page hereto (the “Dourave Shares”).

B.

Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Dourave Shares, subject to the terms and conditions of this Agreement.

C.

This Agreement is being entered into and the transaction contemplated hereunder are intended to be consummated concurrently with the entering into and consummation of a stock purchase agreement by and among Buyer, Dourave and certain key shareholders (“Key Shareholders”) of Dourave (the “Primary Transaction”).

D.

This Agreement is also being entered into and the transactions contemplated hereunder are subject to and intended to be consummated concurrently with the entering into and consummation of individual stock purchase agreements (the “Individual Shareholder Transactions”) with each of the shareholders of Dourave other than the Key Shareholders (the Individual Shareholders) (the “Key Shareholder Transaction”).

E.

Buyer has agreed to pay to the Key Sellers and to the Individual Shareholders an aggregate amount equal to Three Million Two Hundred Twenty Thousand US Dollars (US$3,220,000) as the total purchase price for the Dourave Shares purchased hereunder and in the Minor Share Transactions.  Buyer is paying the purchase price through the issuance of (a) an aggregate of Five Million (5,000,000) shares of its common stock, which are traded in the United States on the OTC Bulletin Board, and (b) warrants to purchase an aggregate of Two Million Five Hundred Thousand (2,500,000) shares of its common stock.  As of February 7, 2011, Buyer’s common stock was trading at Ninety-Three US Cents (US$0.93) per share.  For purposes of this transaction, a 35% DLOM (Discount for Lack of Marketability) has been applied to the share price of Buyer’s common stock to be issued hereunder because of low liquidity and a majority of the shares being restricted resulting in an assigned market value of Sixty and Four-Tenth US Cents (US$0.604) per share or a total dollar value of Three Million Twenty Thousand US Dollars (US$3,020,000).  In addition, the warrants to purchase an aggregate Two Million Five Hundred Thousand (2,500,000) shares of Buyer’s common stock are valued using the Black-Scholes Option pricing model at Eight US Cents (US$0.08) per share, based on the following assumptions:  730 days, 30% volatility, and a 2% risk free interest rate, making the total value of the warrants Two Hundred Thousand US Dollars (US$200,000).  The value of the shares of Buyer common stock to be issued being Three Million Twenty Thousand US Dollars (US$3,020,000) added to the value of the warrants being Two Hundred Thousand US Dollars (US$200,000) equals a total purchase price of Three Million Two Hundred Twenty Thousand US Dollars (US$3,220,000).

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F.

As a condition and inducement to Buyer’s willingness to enter into this Agreement, certain Key Sellers have agreed to execute employment agreements with Buyer.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and accuracy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
PURCHASE AND SALE OF DOURAVE STOCK; CLOSING

1.1

Sale of Dourave Shares

.  On and subject to the terms of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, convey, transfer, assign and deliver to Buyer, all of the Dourave Shares owned by Seller for the Consideration.

1.2

Consideration for Dourave Shares

.  As full and complete consideration for the sale, transfer, assignment, conveyance and delivery of the Dourave Shares by Seller to Buyer, and for all representations, warranties, covenants and obligations of Seller in this Agreement, Buyer agrees to issue to Seller, (a) [___________] shares of common stock of Buyer (the “Buyer Shares”), and (b) warrants to purchase [_______________] Buyer Shares for each Dourave Share owned by Seller and sold to Buyer hereunder (the “Warrants”, and together with the Buyer Shares, the “Consideration”). Each  Warrant shall be exercisable for one share of the common stock of Buyer (a “Warrant Share”) at a price of US$1.20 per share for a period of two years from the Closing Date on the terms set forth, and substantially in the form of Warrant certificate attached hereto, as Exhibit A.    The Buyer Shares, Warrants and Warrant Shares issuable hereunder shall not be subject to any resale restrictions except as may be required under applicable United States or Canadian federal, state, provincial or other securities laws.

1.3

Closing

            .  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place commencing at 10:00 a.m. local time at the place of, and concurrently with, the closing of the Primary Transaction (the “Closing Date”). At the Closing, Seller will deliver to Buyer certificates representing the Dourave Shares, duly endorsed in blank (or accompanied by duly executed stock powers) for transfer to Buyer and the Buyer shall deliver the various certificates, instruments and documents referred to in Section 4.2 below and the  certificates and/or warrants representing the Consideration. Subject to the satisfaction of all of the conditions set forth in this Agreement, at the Closing, Buyer shall issue the Consideration to Seller.

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1.4

Post-Closing Covenants

             .  Buyer agrees with and covenants to Seller that:

(a)

so long as Seller holds any securities of Buyer that are “restricted securities” as defined in Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), Buyer will cause “adequate current public information”, within the meaning of Rule 144(c), to be available with respect to Buyer;

(b)

in connection with any resale of Buyer Shares, including Warrant Shares (the Warrant Shares together with the Buyer Shares and the Warrants, the “Securities”) by Seller in compliance with Rule 144, provided that Seller and its broker provides customary certificates related to Rule 144 compliance, Buyer will cause any legend placed on the certificates for the Buyer Shares, Warrants or Warrant Shares to be promptly removed without cost to the Seller;

(c)

after the first anniversary of the Closing Date, provided that Seller certifies it is not then an affiliate of Buyer, and provided that Seller and, if applicable, its broker provides customary certificates and legal opinions related to Rule 144 compliance, Buyer will use its commercially reasonable efforts to cause any legend placed on the certificates for the Buyer Shares or Warrant Shares then held by such Seller to be promptly removed without cost to Seller; and

(d)

provided that Seller certifies it is not then an affiliate of Buyer, any Warrant Shares issued to Seller after the first anniversary of the Closing Date pursuant to a cashless or net exercise of the Warrants will be issued free of any legends under the Securities Act.

(e)

Buyer will provide one legal opinion to all US sellers and one legal opinion to all Offshore sellers at a cost not to exceed One Thousand US Dollars ($1,000.00 US) in total to aid with the removal of any legend.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

Seller hereby makes the representations and warranties set forth below to Buyer as of the date hereof.

2.1

Organization of Seller

.  If Seller is an entity, then Seller is duly organized and validly existing under the laws of the jurisdiction of its formation.

2.2

Authorization of Transaction

.  Seller has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder.  Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.  This

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Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable against the Seller in accordance with its terms, subject to general principles of equity and laws of general application relating to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

2.3

Noncontravention

.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or, if Seller is an entity other than an individual, any provision of its organizational documents or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which Seller is bound or to which any of Seller’s assets is subject.

2.4

No Brokers

.  Seller has not entered into nor will Seller enter into any contract, agreement, arrangement or understanding with any person which will result in an obligation of Seller, Dourave, its subsidiaries or Buyer to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

2.5

No Other Agreements to Sell the Dourave Shares

.  Seller has no legal obligation, absolute or contingent, to any other person to sell the Dourave Shares, to sell any assets of Dourave or its subsidiaries or to effect any merger, consolidation or other reorganization of Dourave or its subsidiaries or to enter into any agreement related thereto.

2.6

Investment.

(a)

Seller understands that the Buyer Shares will not be registered under the Securities Act, but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering and/or for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities. Accordingly, the Securities will constitute “restricted securities” for purposes of the Securities Act.   Seller agrees that it will not transfer the Securities except upon compliance with the registration requirements of the Securities Act, in accordance with an available exemption therefrom or in accordance with the provisions of Regulation S under the Securities Act, that the certificates evidencing the Securities shall contain a legend to the foregoing effect, and that the Buyer will refuse to register any transfer of the Securities not made in accordance with the foregoing provisions.

(b)

Seller is acquiring the Consideration for its own account, for investment purposes only, and not for distribution in violation of any applicable laws.  Seller has had access

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to such information regarding Buyer and Dourave as it considers necessary to make its decision to execute this Agreement and consummate the transactions contemplated hereby.  Seller is able to bear the risk of the loss of Seller’s entire investment.

(c)

Seller is either:

(i)

an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act, or

(ii)

not a “U.S. Person” which is defined in Regulation S as promulgated by the SEC under the Securities Act to include, without limitation, subject to the exceptions set forth in Regulation S, (1) an individual resident in the United States, (2) a partnership or corporation organized or incorporated under the laws of the United States, (3) a trust or estate of which any trustee, executor or administrator is a U.S. Person, (4) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (5) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, and (6) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction that was formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not individuals, estates or trusts.

(d)

If not a U.S. Person, Seller agrees that it is acquiring the Securities in an offshore transaction pursuant to Regulation S under the Securities Act and hereby represents to Buyer as follows:

(i)

Seller was outside the United States when receiving and executing this Agreement;

(ii)

Seller has not acquired the Consideration as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities;

(iii)

Seller understands and agrees not to engage in any hedging transactions involving the Securities unless such transactions are in compliance with the Securities Act.  The certificates evidencing such securities shall contain a legend to the foregoing effect; and

(iv)

Seller hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Consideration or any use of this Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Consideration; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Buyer Shares. Seller’s consideration for,

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and its continued beneficial ownership of the Consideration, will not violate any applicable securities or other laws of Seller’s jurisdiction.

2.7

Legal and Tax Advice

.  Seller has discussed this Agreement with counsel of their choosing, and has had the legal consequences of this Agreement and the transactions contemplated hereby explained by such counsel. Seller is not relying upon Buyer or Dourave or any of their respective stockholders, members, directors, officers, attorneys, accountants, agents or representatives for purposes of interpreting the provisions of this Agreement or assessing the consequences hereof.

2.8

Dourave Shares

. Seller holds of record and owns beneficially the number of Dourave Shares set forth below Seller’s name on the signature page hereto, free and clear of any restrictions on transfer (other than any restrictions under (i) the Securities Act, applicable Canadian securities law and state and provincial securities laws and (ii) the constating documents of Dourave), taxes, claims, demands, liens, pledges, charges, easements, security interests, mortgages, rights-of-way, encumbrances, rights of first refusal or first offer, restrictions, reservations or other similar rights or interests of any nature of any third party, options, warrants, purchase rights, contracts, commitments or equities.  Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any capital stock of Dourave (other than this Agreement).  Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Dourave.  All of the Dourave Shares were duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with applicable preemptive rights and securities laws.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby makes the representations and warranties set forth below to Seller as of the date hereof.

3.1

Due Organization

.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of Utah, and has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted.

3.2

Authorization

.  Buyer has all necessary corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.  The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly approved by all requisite corporate action on the part of Buyer.  No other corporate proceedings on the part of Buyer

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are necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to general principles of equity and laws of general application relating to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

3.3

Non-Contravention

.  The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby do not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or a default under, or accelerate the performance required by or result in, individually or in the aggregate, any material adverse effect on the Buyer under any of the terms, conditions or provisions of, the charter or bylaws of Buyer or any covenant, agreement, commitment or understanding (including any license or sub-license agreement, covenant not to compete, employment agreement or consulting agreement) to which Buyer is a party, or any permit, authorization, order, ruling, decree, judgment or arbitration award, or any law, rule, regulation or stipulation, to which Buyer is subject, or result in the creation of any claim, lien, pledge, option, charge, easement, security interest, mortgage, right-of-way, encumbrance, right of first refusal or first offer, restriction, reservation or other similar right or interest of any nature of any third party upon any of the properties or assets of Buyer.

3.4

Consents and Approvals

.  Other than a Form D which may be required to be filed by Buyer with the SEC and equivalent filings which may be required to filed with applicable state securities commissioners after the Closing Date, no consent, approval, authorization, declaration, filing or registration with any governmental or regulatory authority, or any other person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

3.5

Investment Company

.  Buyer is not, and will not as a result of the issuance of the Securities become, registered or required to register under the Investment Company Act of 1940, as amended.

3.6

No Brokers

.  Buyer has not entered into nor will it enter into any contract, agreement, arrangement or understanding with any person which will result in the obligation of Seller, Dourave or Buyer to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

3.7

Buyer Shares

. The Buyer Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under

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this Agreement and under applicable state, provincial and federal securities laws or liens or encumbrances created by or imposed by Seller and will have been issued in compliance with applicable preemptive rights and securities laws.  The Warrants when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized and issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state, provincial and federal securities laws or liens or encumbrances created by or imposed by Seller and will have been issued in compliance with applicable preemptive rights and securities laws and shall be legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, subject to general principles of equity and laws of general application relating to bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.  The Warrant Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrant for the consideration expressed therein, will be duly and validly authorized issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.8

SEC Documents.

Buyer has timely filed all required forms, reports and documents with the SEC since January 1, 2010 (collectively, the “Buyer Reports”).  As of their respective dates, the Buyer Reports (a) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each of the consolidated balance sheets of Buyer included in or incorporated by reference into the Buyer Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Buyer as of its date and each of the consolidated statements of operations of Buyer included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) fairly presents in all material respects the results of operations of Buyer for the periods set forth therein (subject, in the case of unaudited statements, to the absence of footnotes and to normal, year-end audit adjustments which would not be material in amount or effect), in each case in accordance with Generally Applicable Accounting Principles, as practiced and applied in the United States, consistently applied, except as may be noted therein or in the notes thereto and except, in the case of the unaudited statements, as permitted by the Exchange Act.  There have been no changes in the affairs of the Buyer since respective dates of the Buyer Reports that would reasonably be expected to have a material adverse effect on the Buyer.

3.9

Disclosure

.  This Agreement and all information or documents included herein or attached hereto, and the Closing bringdown certificates furnished or to be furnished to the Seller by or on behalf of the Buyer pursuant to or in connection with this Agreement (a) do not and will not contain any untrue statement of

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a material fact and (b) do not and will not omit to state a material fact necessary, in light of the circumstances under which made, to make the statements contained herein and therein not misleading.

3.10

Accuracy of Information

.  All information which has been given by or on behalf of Buyer to the Seller (or to any employee, agent or advisor of the Seller) with respect to Buyer or its business or assets is true, complete and accurate in all respects.  All information which is known to Buyer relating to Buyer or its business or assets or otherwise relating to the subject matter of this Agreement which is material to be known by a purchaser of Buyer securities has been disclosed to Buyer.

ARTICLE IV.
CONDITIONS TO CLOSING

4.1

As used in this Agreement, the term “Material Adverse Effect” means changes, developments or occurrences which, individually or in the aggregate, have materially adversely affected or would have a material adverse effect on the business, prospects, financial position or results of operations of the entity concerned, taken as a whole with such entity’s consolidated subsidiaries.

4.2

Conditions to Seller’s Obligation to Close.  Unless waived by the Seller in writing, the obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a)

The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except (i) as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof and (ii) as and to the extent that such representations or warranties speak as of a specific date or time other than the Closing Date, which need be true and correct in all material respect only as of the specified date or time;

(b)

Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing; provided, however, that the Seller shall not be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform; and

(c)

There shall be delivered to the Seller a certificate signed by an officer of Buyer certifying as to Buyer’s compliance with the conditions set forth in Sections 4.2(a) and 4.2(b).

(d)

No action or proceeding shall have been instituted before a court or other governmental body or by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement; and no governmental agency

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shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the transactions contemplated by this Agreement;

(e)

All consents, approvals and waivers from third parties, including federal, state, local, foreign and other governmental authorities, necessary to consummate the transactions contemplated hereby shall have been obtained, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have, individually or in the aggregate, a Material Adverse Effect on the Buyer following the Closing;

(f)

From the date of this Agreement through the Closing, no material adverse effect on Buyer shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer;

(g)

On or prior to the Closing Date, the Buyer shall have delivered to Dourave on behalf of itself and the Seller each of the following:

(i)

a copy of the text of the resolutions adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

(ii)

incumbency certificates executed on behalf of Buyer by its corporate secretary certifying the signature and office of each officer executing this Agreement and such other agreements contemplated by this Agreement as Dourave and/or Seller may request.

4.3

Conditions to Buyer’s Obligations to Close

.  Unless waived by Buyer in writing, the obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a)

The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, except (i) as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof and (ii) as and to the extent that such representations or warranties speak as of a specific date or time other than the Closing Date, which need be true and correct in all material respect only as of the specified date or time;

(b)

The Seller shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Closing Date; provided, however, that Buyer shall not be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

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(c)

No action or proceeding shall have been instituted before a court or other governmental body or by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of this Agreement; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the transactions contemplated by this Agreement;

(d)

All consents, approvals and waivers from third parties, including federal, state, local, foreign and other governmental authorities, necessary to consummate the transactions contemplated hereby shall have been obtained, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have, individually or in the aggregate, a Material Adverse Effect on the business of Dourave following the Closing;

(e)

From the date of this Agreement through the Closing, no Material Adverse Effect on the business of Dourave or of the Subsidiaries shall have occurred and there shall exist no fact or circumstance which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the business of Dourave or of the Subsidiaries; and

(f)

Buyer shall have determined in its reasonable discretion that the issuance of the Buyer Shares to the Sellers contemplated by this Agreement shall be exempt from registration under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

(g)

The sale and purchase of the Dourave Shares and transactions contemplated in this Agreement and the agreements contemplated in the agreements to be entered into with the Individual Shareholders and the Key Shareholders and Dourave shall be approved and accepted by all holders of the Dourave Shares.

ARTICLE V.
SURVIVAL; INDEMNIFICATION

5.1

Survival of Representations, Etc

.  All of the representations, warranties, covenants and agreements made in this Agreement or in any attachment, exhibit, certificate, document or list delivered pursuant hereto shall survive the Closing hereunder (even if the other party knew or had reason to know of any misrepresentation or breach of warranty at the time of such Closing, unless the other party expressly waives in writing any such breach at or before the time of such Closing) and shall continue in full force and effect until the second anniversary of the Closing Date, except that the representations and warranties set forth in Sections 2.1, 2.2, 3.1 and 3.2 shall survive the Closing and continue in full force and effect forever thereafter.  Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement.  The termination of the representations and warranties provided herein shall not affect

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the rights of either party in respect of any Claim made by such party in writing and received by the other party prior to the expiration of the applicable survival period provided herein.

5.2

Indemnification by Seller

. Seller hereby agrees to indemnify, defend and hold Buyer and each of its affiliates, subsidiaries, successors and assigns and persons acting as officers, directors, partners, managers, shareholders, members, employees and agents thereof (collectively, the “Buyer Parties”) harmless from and against any and all damages, liabilities, losses (including, without limitation, diminution in value), obligations, deficiencies, claims, demands, taxes, fines, penalties, costs and expenses of any kind or nature whatsoever (whether or not arising out of third-party claims), including, without limitation, interest, costs of mitigation, lost profits, losses resulting from any shutdown or curtailment of operations, attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Damages”) which may be sustained or suffered by any of them arising out of or based upon any of the following matters: (a) fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach of any representations, warranties or covenants of Seller under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto (collectively, “Fraud Claims”); (b) any breach of the representations and warranties set forth in Sections 2.1, 2.2 or 2.8 hereof (collectively, “Fundamental Claims”); and (c) other than Fraud Claims and Fundamental Claims, any other breach of any representation, warranty or covenant of Seller under this Agreement or in any schedule, exhibit or certificate delivered pursuant hereto, or by reason of any action, investigation, suit or other proceeding (including arbitration proceedings) asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants (collectively, “General Claims”).

5.3

Limitations on Indemnification by Seller

.  Anything contained in this Agreement to the contrary notwithstanding, the liability of Seller to provide any indemnification to any Buyer Party and the right of the Buyer Parties to indemnification under Section 5.2 (or otherwise) shall be subject to the following provisions: (a) no claims for indemnification shall be made under this Agreement against Seller, and no indemnification shall be payable to any Buyer Party, with respect to General Claims after the date which is two (2) years following the Closing, and (b) claims for indemnification with respect to Fraud Claims and Fundamental Claims shall not be subject to any of the limitations set forth in this Section 5.3.

5.4

Indemnification by Buyer

.  Buyer agrees to indemnify, defend and hold the Seller and each of its affiliates, subsidiaries, successors and assigns and persons acting as officers, directors, partners, managers, shareholders, members, employees and agents thereof (collectively, the “Seller Parties”) harmless from and against any Damages which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any schedule, exhibit or certificate delivered pursuant hereto, or by reason of any action, investigation, suit or other proceeding (including arbitration proceedings) asserted or instituted growing out of any matter or thing constituting such a breach.

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5.5

Limitation on Indemnification by Buyer

.  Notwithstanding the foregoing, no indemnification shall be payable to any Seller Party with respect to claims asserted pursuant to Section 5.4 above after the date which is two (2) years after the Closing.  Claims for indemnification with respect to (a) fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach of any representations, warranties or covenants of Buyer under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, and (b) any breach of the representations and warranties set forth in Sections 3.1 and 3.2 shall not be subject to any of the limitations set forth in this Section 5.5.

5.6

Payment of Damages

Any amount of Damages to which any Seller Party or any Buyer Party may become entitled by reason of the provisions of this ARTICLE V shall be paid by the appropriate indemnifying Party to such Seller Party or Buyer Party, as the case may be, within fifteen (15) days after the amount of any Damages is finally determined.  Anything contained in this Agreement to the contrary notwithstanding, the Seller shall not be liable to the Buyer Parties for any Damages arising from this Agreement equal, in the aggregate, to an amount greater than the value of the Consideration received by such Seller pursuant to this Agreement. For purposes of this Section 5.6, the value of one Buyer Share shall be deemed to be the Average Trading Price on the business day immediately preceding the date any indemnity claim is finally resolved.  For purposes of this Agreement, the term “Average Trading Price” means the volume-weighted average of the prices in all publicly-reported sales of Buyer Shares on the OTC Bulletin Board, or other principal securities exchange or quotation service on which the Buyer Shares are then listed for trading, for the ten (10) trading-day period ending on the trading day immediately preceding the relevant determination date, with such closing prices adjusted appropriately for any stock splits, stock combinations and the like occurring during such ten (10) trading-day period.  When used in this Agreement, the Average Trading Price shall be deemed to be converted into United States dollars using the currency exchange rate in effect on the date of determination of such Average Trading Price.

ARTICLE VI.
MISCELLANEOUS

6.1

Interpretation

.  Any reference to “party” or “parties” shall be a reference to Buyer and Seller, individually or collectively, as the case may be.  The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified.  The term “or” is disjunctive but not necessarily exclusive.  The terms “include” and “including,” however used, are not limiting and mean “including without limitation.”  References to dollars or “$” means dollars in lawful currency of the United States of America.  References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or

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regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall under any circumstances be applied against any party.

6.2

Notices

.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered and the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express).  In each case notice shall be sent to the addresses listed on the signature pages hereto, or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

6.3

Further Assurances

.  On and after the Closing Date, Seller and Buyer shall use commercially reasonable efforts to take all appropriate action and execute any documents of any kind which may be reasonably necessary or desirable to carry out the provisions hereof.

6.4

Assignment

.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party; provided, however, that Buyer may, without such consent, assign all such rights to any affiliate of Buyer or to any person who acquires Buyer or substantially all of the assets of Buyer or survives any merger with Buyer.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

6.5

Entire Agreement; Amendments and Waivers

.  This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedules) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.  No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

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6.6

Service of Process; Consent to Jurisdiction.

(a)

Service of Process.  Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party’s address set forth herein, or by any other method provided or permitted under Utah law.

(b)

Consent to Jurisdiction.  Each party hereto irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the District of Utah or, if such court does not have jurisdiction or does not accept jurisdiction, in any court of general jurisdiction in the County of Washington, Utah; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

6.7

Multiple Counterparts

.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8

Exhibits and Schedules

.  The Exhibits and Schedules attached to this Agreement are incorporated herein and shall be a part of this Agreement for all purposes.

6.9

Governing Law

.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah, without regard to principles of conflict of laws.

6.10

Construction

.  Differences in language as between similar provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly.  The parties understand and agree that the terms and conditions of this Agreement have been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition hereof.

6.11

Expenses

.  Except as otherwise specified in this Agreement, each party hereto shall pay its own out-of-pocket expenses, including, but not limited to, legal and accounting fees, incurred in connection with the negotiation, preparation and execution of this Agreement and all other agreements, documents and instruments contemplated hereby, or otherwise in connection with the preparation for carrying this Agreement into effect.  The parties hereby acknowledge and agree that the out-of-pocket expenses of Seller shall be borne by Seller.

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6.12

Invalidity

.  In the event that any one or more of the provisions contained in this Agreement or in any other document or instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document or instrument.

6.13

Cumulative Remedies

.  All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

6.14

Specific Performance

.  The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by Seller and that money damages would be an inadequate remedy for such a breach.  Accordingly, if there is a breach or proposed breach of any provision of this Agreement by Seller, Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Buyer.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

“BUYER” Bullion Monarch Mining, Inc., a Utah corporation By: Name: Its: Address: ____________________ ____________________	“SELLER” [__________] [__________] Address: ____________________ ____________________ No. of Dourave Shares

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